Exhibit 5.1

December 26, 2017

General Communication, Inc.

2550 Denali Street

Suite 1000

Anchorage, Alaska 99503

Ladies and Gentlemen:

We have acted as Alaska corporate counsel for General Communication, Inc., a Alaska corporation (the “Company”) in connection with the Registration Statement on Form S-4, as amended (File No. 333-219619) (the “Registration Statement”), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance of up to 33,055,794 shares (the “Class A-1 Common Shares”) of Class A-1 Common Stock, no par value (the “Class A-1 Common Stock”), the issuance of up to 3,052,305 shares (the “Class B-1 Common Shares”) of Class B-1 Common Stock, no par value (the “Class B-1 Common Stock”), the issuance of up to 105,685,000 shares (the “Class A Common Shares”) of Class A Common Stock, no par value (the “Class A Common Stock”), the issuance of up to 5,528,278 shares (the “Class B Common Shares”) of Class B Common Stock, no par value (the “Class B Common Stock”) and the issuance of up to 7,221,620 shares (the “Preferred Shares” and together with the Class A-1 Common Shares, the Class B-1 Common Shares, the Class A Common Shares and the Class B Common Shares, the “Shares”) of Series A Cumulative Redeemable Preferred Stock, no par value (the “Preferred Stock”), to be issued by the Company in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated as of April 4, 2017, as amended by Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017 and Amendment No. 2 to the Reorganization Agreement, dated as of November 8, 2017 (together, and as may be further amended from time to time, the “Reorganization Agreement”), by and among Liberty Interactive Corporation, a Delaware corporation (“Liberty”), Liberty Interactive LLC, a Delaware limited liability company (“Liberty Interactive”) and direct, wholly owned subsidiary of Liberty, and the Company, as described in the joint proxy statement/prospectus which forms a part of the Registration Statement.

In connection with delivering this opinion, we have reviewed (i) the form of the Amended and Restated Articles of Incorporation of the Company (the “A&R Articles”) to be in effect upon filing with the Commissioner of the Department of Commerce, Community and Economic Development of the State of Alaska (the “AK Commissioner”) included as Annex E to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 23, 2017; (iii) the form of stock certificates representing the Class A-1 Common Stock, the Class B-1 Common Stock, the Class A Common Stock, the Class B Common Stock and the Preferred Stock included as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to the Registration Statement, respectively; (iv) minutes of a meeting of the board of directors of the Company held on April 3, 2017; and (v) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of delivering this opinion. In giving this opinion we have relied on certificates of officers of the Company as to certain factual matters regarding the Company and the transactions described in the Registration Statement. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

On the basis of such examination and review, we advise you that, in our opinion, upon (i) satisfaction of the applicable conditions set forth in Article VI of the Reorganization Agreement including, without limitation, the Company stockholder approval of the A&R Articles, the filing by the Company of the A&R Articles with the AK Commissioner and the contribution by Liberty and Liberty Interactive to the Company referred to in the Reorganization Agreement and (ii) the issuance and delivery of the Shares in accordance with the terms of the Reorganization Agreement as described in the joint proxy statement/prospectus forming part of the Registration Statement, the Shares will be duly authorized, fully paid, validly issued and non-assessable.

This opinion is limited to the corporate laws of the State of Alaska. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Additional Information—Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ STOEL RIVES LLP